Exhibit 99.1

20 questions for Rick Van Nieuwenhuyse

By Shane Lasley

North of 60 Mining News

January 30, 2020

North of 60 Mining News is proud to introduce 20 questions for 2020. Over the course of this series, Mining News will interview mining and political leaders from Alaska, British Columbia, Northwest Territories, Nunavut and Yukon. Each interview will include 20 questions on mining, markets and doing business across Alaska and Canada's North.

For the inaugural 20 questions for 2020, Mining News talks with Contango ORE Inc. CEO Rick Van Nieuwenhuyse, a longtime mining executive and geologist who founded Novagold Resources Inc. and Trilogy Metals Inc.

Q. Congratulations on your new role as CEO of Contango ORE. What attracted you to this company and the Peak Gold project?

A. Well there are a lot of reasons I was attracted to take on the role of CEO at Contango. I know all the people involved, it's a fantastic deposit that few investors know about, and there is great exploration potential around the known Peak deposit. There are few 4-gram-per-metric-ton, 1 million-ounce-plus gold deposits in an open-pit mining scenario anywhere in the world. So, to have one on a road system in Alaska – well, that's just awesome! I don't have to get a 200-mile-road or a 300-mile-gas pipeline built like at Ambler and Donlin. The Peak deposit just needs a driveway!

Q. You have created two exploration companies that have successfully advanced world-class Alaska mineral exploration projects to permitting – Novagold Resources and the 39-million-ounce Donlin Gold project, and Trilogy Metals and the Arctic polymetallic volcanogenic massive sulfide project. How does Contango ORE and the Peak Gold project compare to these earlier endeavors?

A. The geology at Peak is very different than either Donlin or Ambler. The Peak deposit is a skarn deposit. The mineralogy is magnetite-pyrrhotite-pyrite-chalcopyrite with abundant amphibole associated with the skarn assemblage. A hydrous skarn is a little unusual, so it does have some unique characteristics – like most orebodies – but based on preliminary work, the gold metallurgy is excellent. The other uniqueness, and of course a huge advantage, is the proximity to infrastructure. Donlin is a large and excellent grade gold deposit, but it is remote and requires a huge capital commitment to build that infrastructure. With a plus-$1,500/oz gold price I believe that capital will be available now that the property is substantially permitted. Similarly, the Arctic deposit in the Ambler Mining District – with the South 32 JV formed, the Final EIS and 404 Permit expected in March and Joint BLM-USACOE Record of Decision expected in April – is on an excellent development tract to be built. Now that the Ambler Road can see the light at the end of the permitting tunnel, that mining district will be off to the races. Expect more exploration and many more discoveries there.

Q. A U.S.-only listed company spun out of a Texas-based oil and gas company, Contango ORE is not your typical mineral exploration company. What are the challenges and opportunities involved, compared to normal TSX-listed junior exploration companies?

A. Like most things in life, the challenges are the opportunities! Contango ORE is little known to the investment community. It is listed on the "Pink Sheets" in New York with very little trading liquidity. My plan is to consolidate the holdings under Contango, roll the stock forward to create more shares, raise some additional capital, and then list on the New York American Stock Exchange (AMEX) and perhaps the Toronto Stock Exchange – we'll see. The new capital raise will be to complete a feasibility study on the high-grade Peak deposit, ready the deposit for permitting and continue to explore this fantastic land holding consisting of 850,000 acres of private and state of Alaska lands right next to the Alaska Highway. I think when new investors hear about this plan, they will be very supportive of the company.

Q. The Peak Gold deposits host roughly 1.2 million oz of gold and 4.2 million oz of silver in 9.2 million metric tons of measured and indicated resources. The project also produced a fairly robust PEA, what is keeping this project from moving toward development?

A. Basically, a plan! The ownership structure of the Tetlin property is 40 percent Royal Gold and 60 percent Contango. With the retirement of Tony Jenson from Royal Gold, they want to get back to being a royalty company – that is their core business, not operating a development stage exploration project. Project management had also been supported by Curt Freeman and his Avalon Development company, which provided geologic support services. Well, as you know all too well, Curt has decided to retire as well! In addition, as you pointed out, Contango was run by a group of oil executives – very successful ones, but they have an oil business to run. So, this seems like an ideal fit for me to step in. The plan I outlined above should advance the project and get more investor eyes on this wonderful opportunity. Because it is a simple project to develop – high-grade, on private land and next to a road, I believe it will be Alaska's next gold mine.

Q. Besides the Peak Gold deposits, numerous other exploration targets have been identified across the roughly 850,000-acre Peak Gold property. Can you touch on this exploration potential?

A. Well, that is what is really exciting! I think the opportunity at Tetlin is very similar to Trilogy and South32's Ambler Mining District. Instead of the 5 percent copper-equivalent open-pit polymetallic deposit we have at Arctic, we have a plus-4 g/t gold-equivalent gold-silver-copper deposit at Peak – both fantastic deposits to jump start development of their respective districts. Previous exploration work carried out by Avalon Development on behalf of Royal Gold and Contango has identified dozens of high quality precious and base metal targets. There are several drill-ready porphyry-scale deposits to the north of Peak and several other high-quality mag-EM (geophysical) anomalies indicative of skarn mineralization just waiting to be tested. And remember – we already have a road!

Q. When do you expect this year's field work will get underway and how large a program are you expecting this year?

A. We are still in the planning stages, but I expect a multi-million-dollar program to start this summer.

Q. What is your longer-term vision for Peak Gold and the Tetlin lands?

A. Next steps for the Peak gold deposit are pre-feasibility/feasibility, followed by permitting and then a bankable feasibility. As discussed earlier, I think we also need to work out our corporate structure relative to Royal Gold's 40 percent interest. As for the rest of the Tetlin lands and the surrounding state of Alaska mineral claims – we have multiple high-quality exploration targets already identified, and a lot more work to do to find more. There are already three high quality porphyry targets identified that are just dying for some drill holes. There's also a creek called "9 Gram Creek" based on a pan concentrate taken there ... hummmm, might want to get back there!

Q. Will Contango ORE be looking for other potential exploration projects?

A. Absolutely! Although, we have a lot to do on the 850,000-acre Tetlin land package, I think we have an excellent opportunity to attract a group of great people and great projects. I want to build Contango into an exploration powerhouse.

Q. NovaGold and Trilogy has worked in partnership with some of the world's largest gold mining companies – South32, Barrick Gold and Teck Resources. How will this experience benefit Contango ORE and Peak Gold?

A. I'm an explorer and developer, not a mine builder or mine operator. Partnerships with large mining companies just make sense when it comes time to develop a mine. They have the capital, expertise and patience to advance, permit and build a mine. I certainly see the same eventuality at Peak and the Tetlin land package. Because there are few 4 g/t open pit gold projects in the world, and with no infrastructure challenges, I think finding a large cap gold miner partner as a no-brainer!

Q. NovaGold and Trilogy also built successful partnerships with Alaska Native corporations – Calista Corp. and The Kuskokwim Corporation at Donlin, and NANA Corp. at the Upper Kobuk Mineral Projects. How will this experience benefit Contango ORE and Peak Gold?

A. Partnering with local communities is critically important in today's world of mine development. Contango and Royal have a long-time established and strong working relationship with the Tetlin Village and their Tribal Counsel. That is a huge advantage. This time around, I'm the new kid on the block! I plan to introduce myself into this dynamic very soon, but there are many years of positive rapport to build on. Tetlin Village and their land ownership is another unique part of this project. The Tetlin Tribe did not opt-in to the Alaska Native Claims Settlement Act. Instead, they negotiated a separate arrangement with the federal government and simply changed their Tetlin Reserve lands into fee-simple surface and sub-surface ownership. It is probably the largest single block of private lands in the state and Contango negotiated an exploration and mining lease with them ten years ago – so again, a strong working relationship already exists.

Q. In addition to Alaska Native corporations, Novagold also built a strong partnership with the Tahltan First Nations in British Columbia. What was the key to these successes?

A. As with any local community, you simply must listen. Listen to concerns. Listen to how you can make improvements to the community. Work out how to hire and train locally for jobs and job advancement. These things don't just happen by themselves – they take time, commitment and partnerships. Building a mine involves a lot of different aspects – roads, power, high-speed internet, tailings disposal, water disposal and long-term water quality. All of these issues have to be discussed and understood by the people who traditionally use the areas that will be affected by developing a mine.

I recently attended the Tahltan History presentation at the AME BC Round Up event in Vancouver. I saw my old Tahltan friends former Chief Jerry Asp and current Chief Chad Day. They gave an awesome presentation focused on the past 50-year history of the Tahltan people. It was amazing and it filled me with great pride to see how far they had come as a Nation, and for us at Galore to have played a small part in their independence and success was fantastic – and it is all based on mining! They started by pointing out that the Tahltan have always been miners – their obsidian was mined and fashioned into arrow and spear points and traded across North America. I think NANA Regional Corporation could tell a similar 50-year history with the development of the Red Dog mine, and I believe the other Alaska Native corporations, and the Tetlin Village have a similar opportunity to benefit from the development of mineral deposits on their traditional lands. We just have to work together to accomplish that objective.

Q. When it comes to community engagement, what advice do you have for mineral exploration and mining companies with projects or are considering working in Alaska?

A. Meet early and meet often; and listen! You can never have too much engagement. I see far too many companies hiring third-party social responsibility firms that take a tick-the-box approach to community engagement – that is doomed to failure. Get out there yourself and engage and understand the issues. Geologists are often the first people that communities encounter on an exploration project. Having a geologist with some people skills is critical. Also hire a local person from the region that understands the issues and can form a bridge for dialogue – make them part of your team. Facilitating dialogue is what you want, even if it means hearing things you don't want to hear. Be open and be transparent.

Q. Peak Gold was discovered by Peak Gold Chairman Brad Juneau, a petroleum engineer by education, while exploring the properties natural gas potential. What does this discovery just off the Alaska Highway say about Alaska's mineral potential?

A. No offence to Brad, but the discovery really gets credited to Curt Freeman's Avalon Development team and specifically to Chris Brown, an Avalon geologist paying attention to the rocks. Brad did have the foresight to get a deal done with Chief Danny so they could explore the Tetlin land package in the first place. It is a bit embarrassing that it took a petroleum engineer to put this deal together in the first place, but it does speak well to the exploration potential of the region. Many parts of Alaska are under-explored – even those right next to the Alaska Highway!

Q. Donlin Gold is a fantastic gold deposit in terms of both gold endowment and grade. Do you think Alaska hosts the potential for other world-class gold deposits of similar scale?

A. Look, Donlin is a fantastic gold deposit with nearly 40 million ounces of gold grading 2.2 g/t. I honestly expect that when all the drilling is done along the rest of the eight-kilometer- (five miles) long trend and at depth there will be 100 million ounces discovered there – Donlin is a freak of nature! As for the rest of Alaska – absolutely! Alaska represents a part of the globe where North America and Asia come together – both geographically and geologically. They have been slammed together and spread apart multiple times over at least the last billion years of earth history. That's why it is such a fantastic location for world class ore deposits to form.

Q. What region of Alaska do you think hosts the best potential for such a gold deposit?

A. Oh, that's a tough one! We don't know, what we don't know – and so much of Alaska has not been explored at all. I think we will find more gold in and around Donlin and the rest of the Kuskokwim Mineral Belt. I expect additional discoveries along the rest of the Tintina Belt between Fort Knox and around Pogo. The Ambler Mining District will be prolific, as will the Tetlin area. But there are huge swaths of Alaska with little to no data and a lot of covered terrain. The DGGS (Alaska Division of Geological & Geophysical Surveys) has done a great job of adding to that database with geologic and geophysical mapping, but the fact is Afghanistan has a better geologic database than Alaska! We have a way to go, but remember: challenges and opportunity!

Q. South32 has exercised its option to enter a JV with Trilogy on the Upper Kobuk Mineral Projects, Northern Star Resources has acquired the Pogo Mine and around half a dozen other Australia-based companies are exploring mineral projects in Alaska. From working closely with South32, do you have sense as to the reason for Australian mining companies increased interest in Alaska?

A. Well, the Aussies are certainly here in a big way. South32 and Northern Star and a host of smaller but serious exploration programs are underway. I think they see two things that peak their interest: 1) they see what the Frasier Institute sees – well-endowed geology and the potential for major discoveries; and 2) a great place to do business – safe jurisdiction, stable mining taxes (let's keep it that way) and a solid mining culture. There are lots of places one can go to spend high-risk dollars, but few offer the combination of safe jurisdiction and world-class discoveries.

Q. Do you have any prediction on metal prices over the next few years?

A. Metal prices are notoriously hard to predict, and I am certainly not an expert – not that the experts do very well either! However, as far as the precious metals gold and silver go, I think they will perform well in the negative real interest rate environment we have world-wide today. The US and Europe are trying to create at least some inflation while staving off the dreaded deflation. I think gold and silver will perform well in this environment. As for the base metals – I am a real copper bull. The global movement to build more electric vehicles and to use non-carbon-based energy means we need to find, develop and build a significant amount of new copper producing capacity. That will require a higher incentive price of copper – in the $3.50 to $4.00 per pound range. We will also need more lithium, more graphite, more rare earths and who knows what other new technologies will be created in the next ten years that will require other metals. The one thing we do know is that we humans will keep consuming and innovating. The trick will be to approach it with sustainability at the top of the agenda. Recycling will be a key to building a truly sustainable future – I am a real fan of recycling, but it doesn't get us there by itself. If we want to improve the lifestyle of the impoverished, we will need to mine new metals regardless of how much we recycle.

Q. The junior exploration market has had a tough ten years. What do you see in store over the next ten years?

A. There is no doubt about it – the junior exploration business is a tough business. I think we will continue to see junior explorers funded by high-risk/high-reward seeking investors, but I believe that we will see more and more private equity funding of this part of the overall mining business. Private equity teaming up with good explorers with good track records and using state-of-the-art exploration methods. I also expect that the majors will get back into doing more greenfield exploration themselves. They have been absent from this end of the spectrum for a number of years, but I see them doing more of this just recently – some on their own, and others partnered with junior explorers. The fact is we need more metals and the only way we find them is to explore.

Q. What can Alaska do to attract more exploration and mineral development?

A. I think Alaska is one of the best jurisdictions in the world to work – great geology and great people who know mining. We have a tax regime for mining that is right in the middle, not too high and not too low. We are competitive with other mining jurisdictions – let's keep it that way! The one area I think we have fallen behind is our claim recordation system. It is antiquated. I realize there is a lot of history and merit to "staking a claim" but we waste a lot of capital and time continuing with placing and perfecting claim posts in the field and it is so unnecessary – it is an antiquated system and must be replaced with an on-line digital system that includes blockchain technology so mistakes can be identified and corrected. We only have the courts to resolved mistakes now – and that's a crap shoot! Look, Venezuela and Zimbabwe have on-line systems, certainly we can as well. The best systems I have used are in Newfoundland-Labrador, British Columbia and Greenland. Certainly, we can duplicate these systems that have been running for years.

Q. The Frasier Institute shows Alaska as one of the top locations in the world for mineral potential, so being an optimist I assume we can expect more discoveries and more mines; but how do we avoid the "Resource Curse" – what more can be done to take advantage of our rich mineral endowment?

A. I think Alaska needs to add more value to its mineral products. I see no reason why we can't develop a state-of-the-art hydrometallurgical processing plant to produce higher value metal products like copper cathode or zinc metal. We have an abundance of non-carbon energy here in the State – hydro, wind, geothermal and tidal – why not harness these to produce green-stamp metals? We have graphite – why not produce spherical graphite here by using alternative wind or hydro energy? Why ship a low value concentrate product when there is no reason not to produce value-added products using a green alternative energy source? I see real potential here and have started to think more about this.